                     AMENDMENT NO. 4 TO AMENDED AND RESTATED
                        REDUCING REVOLVING LOAN AGREEMENT


          This Amendment No. 4 to Amended and Restated Reducing Revolving Loan Agreement (this "Amendment") is entered into with reference to the Amended and Restated Reducing Revolving Loan Agreement dated as of March 19, 1996 among Palace Station Hotel & Casino, Inc., Boulder Station, Inc., Texas Station, Inc., St. Charles Riverfront Station, Inc. and Kansas City Station Corporation (collectively, "Borrowers"), Station Casinos, Inc. ("Parent"), the Banks party thereto, Bank of Scotland and Societe Generale, as Co-Agents, and Bank of America National Trust and Savings Association, as Managing Agent (as heretofore amended by Amendment No. 1 dated as of May 17, 1996, Waiver and Amendment dated as of September 11, 1996, and Amendment No. 3 dated as of January 21, 1997, the "Loan Agreement"). Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Loan Agreement.

          Borrowers, Parent and the Managing Agent, acting with the consent of the Requisite Banks pursuant to Section 14.2 of the Loan Agreement, agree as follows:

          1. SECTION 1.1 -- REVISED DEFINITIONS. Section 1.1 of the Loan Agreement is amended to revise certain defined terms set forth therein to read as follows:

               "'APPLICABLE INCREMENTAL SPREAD' means, for each Pricing Period, the rate (expressed in basis points per annum) set forth below opposite the Parent Funded Debt Ratio as of the last day of the Fiscal Quarter most recently ended prior to the commencement of that Pricing Period:

                    Rate      Parent Funded Debt Ratio
                    ----      ------------------------

                    12.5      Equal to or greater
                              than 4.00 to 1.00,
                              but less than 4.25
                              to 1.00

                    25.0      Equal to or greater
                              than 4.25 to 1.00,
                              but less than 4.50
                              to 1.00

                    37.5      Equal to or greater
                              than 4.50 to 1.00,
                              but less than 5.00
                              to 1.00

                    50.0      Equal to or greater
                              than 5.00 to 1.00

               PROVIDED that (a) in the event that Borrowers do not deliver a Pricing Certificate with respect to any Pricing Period prior to the commencement of such Pricing Period, then until (but only until) such Pricing Certificate is delivered the Parent Funded Debt Ratio shall be deemed to be greater than 5.00 to 1.00 and
               (b) if any Pricing Certificate is subsequently determined to be in error, then the resulting change in the Applicable Incremental Spread shall be made retroactively to the beginning of the relevant Pricing Period."

               "'BORROWERS ALLOCATED DEBT BASKET AMOUNT' means, as of any date of determination, the SUM OF (a) $25,000,000 PLUS (b) such amount not in excess of $25,000,000 as is specified in a written notice from Parent to the Managing Agent, which notice may not be withdrawn or amended without the approval of the Managing Agent."

               "EXPANSION/NEW VENTURE BASKET" means, as of any date of determination, (a) $450,000,000 plus (b) the then applicable New Equity Proceeds Component plus (c) $33,000,000."

               "'PARENT TANGIBLE NET WORTH' means, as of any date of determination, the sum of (a) the consolidated Stockholders' Equity of Parent and its Subsidiaries on that date minus the aggregate Intangible Assets of Parent and its Subsidiaries on that date PLUS (b) the aggregate amount (not in excess of $18,000,000) of Pre-Opening Expenses expended by Parent or any of its Subsidiaries on New Ventures during the period commencing on October 1, 1995 and ending on that date of determination PLUS
               (c) the aggregate amount (not in excess of $30,000,000) of any net loss sustained by Parent or any of its Subsidiaries upon a permitted Disposition of the St. Charles Existing Vessels or a write-down of the book value of the St. Charles Existing Vessels as may be required by Generally Accepted Accounting Principles (OTHER THAN ordinary course depreciation) pending such Disposition thereof; PROVIDED that Parent Tangible Net Worth shall be calculated on a consolidated basis EXCEPT that such calculations shall exclude the effect thereon of the results of operations of all Unrestricted New Venture Entities."

               "'SWING LINE BANK' means Bank of America National Trust and Savings Association, acting through its Las Vegas Commercial Banking Division."

          2. SECTION 1.1 - NEW DEFINITIONS. Section 1.1 of the Loan Agreement is further amended to add the following new defined terms at the appropriate alphabetical places:

               "'FOURTH AMENDMENT EFFECTIVE DATE' means the date upon which the conditions set forth in Section 15 of this Amendment No. 4 are satisfied or waived."

               "'ST. CHARLES EXISTING VESSELS' means the casino barge, the restaurant barge and the casino river boat which, as of the Fourth Amendment Effective Date, are located at St. Charles Riverfront Station in St. Charles, Missouri and the casino river boat owned by St. Charles which, as of the Fourth Amendment Effective Date, is leased to Argosy Gaming Company and located in Lawrenceburg, Indiana."

          3. SECTION 2.8. Section 2.8 of the Loan Agreement is amended by deleting the figures "$10,000,000" in clause (i) of the first sentence of Subsection 2.8(a) and inserting the figures "$15,000,000" at that place.

          4. SECTION 6.6. Section 6.6 of the Loan Agreement is amended by deleting the word "and" after Subsection 6.6(d), replacing the period after Subsection 6.6(e) with "; and" and adding a new Subsection (f) as follows:

               "(f) Liens consisting of, or on assets owned by other Persons which are leased to Borrowers under, an operating lease excluded from the definition of Indebtedness."

          5. SECTION 6.9. Section 6.9 of the Loan Agreement is amended by deleting the table therein set forth and inserting the following table at that place:

                    "Period                  Ratio
                     ------                  -----

               Amendment Effective Date
               through June 30, 1998              1.35 to 1.00

               September 30, 1998
               and thereafter                1.50 to 1.00"

          6. SECTION 6.12. Section 6.12 of the Loan Agreement is amended by deleting clauses (i) through (v) at the end of Subsection 6.12(b) and inserting the following at that place:

               "(i) the Kansas City Project, PROVIDED that the aggregate Expansion/New Venture Capital Expenditures with respect thereto do not exceed $311,000,000;

               (ii) the St. Charles Expansion Project, PROVIDED that the aggregate Expansion/New Venture Capital Expenditures with respect thereto do not exceed $215,000,000; and

               (iii) the St. Charles Amenities Project, PROVIDED that the aggregate Expansion/New Venture Capital Expenditures with respect thereto do not exceed $79,800,000."

          7.
SECTION 8.2. Section 8.2 of the Loan Agreement is amended by deleting the parenthetical in the third line thereof and inserting the following parenthetical at that place: "(OTHER THAN an Unrestricted New Venture Entity or an Immaterial Subsidiary)."

          8. SECTION 8.5. Section 8.5 of the Loan Agreement is amended by making the initial letter of the first word thereof lower case and inserting the following at the beginning thereof: "At such time as the Missouri Gaming Commission, by regulation or published announcement, permits the pledge of capital stock of Persons holding a gaming license granted by the Missouri Gaming Commission,".

          9. SECTION 9.2. Section 9.2 of the Loan Agreement is amended by deleting the word "and" after Subsection 9.2(e), adding the word "and" after Subsection 9.2(f) and inserting a new Subsection 9.2(g) at that place as follows:

               "Dispositions consisting of an Investment permitted by Sections 9.15 or 9.16."

          10. SECTION 9.8. Section 9.8 of the Loan Agreement is amended by deleting the word "and" after Subsection 9.8(d), replacing the period after Subsection 9.8(e) with "; and" and adding a new Subsection 9.8(f) as follows:

               "(f) Liens consisting of, or on assets owned by other Persons which are leased to Parent under, an operating lease excluded from the definition of Indebtedness."

          11. SECTION 9.9. Section 9.9 of the Loan Agreement is amended by (a) deleting the figures "$200,000,000" in Subsection 9.9(c) and inserting the figures "$350,000,000" at that place, (b) deleting Subsection 9.9(e) and inserting at that place the following:

               "(e) a Guaranty Obligation with respect to completion of construction of the Sunset Station Project in the form attached as an exhibit to the Construction/Term Loan Agreement dated as of September 25, 1996 among Sunset Station, Inc., the lenders party thereto and Bank of America NT & SA as Managing Agent;"

and (c) deleting the word "and" after Subsection 9.9(g), inserting "; and" after Subsection 9.9(h) and adding new Subsection 9.9(i) as follows:

               "(i) a Guaranty Obligation consisting of an Investment permitted by Sections 9.15 or 9.16."

          12. SECTION 9.11. Section 9.11 of the Loan Agreement is amended to read in full as follows:

               "9.11 TANGIBLE NET WORTH. Permit Parent Tangible Net Worth, as of the last day of any Fiscal Quarter ending after the Amendment Effective Date, to be less than the SUM OF
               (a) $165,000,000, PLUS (b) an amount equal to 95% of Net Income earned in each Fiscal Quarter ending after October 1, 1995 (with no deduction for a net loss in any such Fiscal Quarter), PLUS
               (c) an amount equal to 100% of the aggregate increases in Stockholders' Equity of Parent after the Amendment Effective Date by reason of the issuance and sale of capital stock of Parent (INCLUDING upon any conversion of debt securities of Parent into such capital stock), MINUS (d) the aggregate amount expended to date for repurchases of employee Common Stock permitted by
               Section 9.5(B) and MINUS (e) preferred stock dividends paid in Cash or Property (OTHER THAN capital stock of Parent) permitted by Section 9.5(c).

          13. SECTION 9.12. Section 9.12 of the Loan Agreement is amended by deleting the table therein set forth and inserting the following table at that place:

               "Date or Period               Ratio
                --------------               -----

               Amendment Effective Date
               through December 31, 1996     4.75 to 1.00

               March 31, 1997                5.00 to 1.00

               June 30, 1997 through
               December 31, 1997             5.25 to 1.00

               March 31, 1998 and
               June 30, 1998                 5.00 to 1.00

               September 30, 1998            4.75 to 1.00

               December 31, 1998             4.50 to 1.00

               March 31, 1999 and
               June 30, 1999                 4.25 to 1.00

               September 30, 1999            4.00 to 1.00

               December 31, 1999 and
               thereafter                    3.75 to 1.00"

          14. SECTION 9.15. The Majority Banks hereby consent to an increase in the New Venture Investment in the New Venture Entity that owns the Sunset Station Project from $52,000,000 to $87,000,000.

          15.
CONDITIONS PRECEDENT. The effectiveness of this Amendment shall be conditioned upon the receipt by the Managing Agent of:

               a. the following documents, each properly executed by a Responsible Official of each party thereto and dated as of the date hereof:

                    (i) Counterparts of this Amendment executed by all parties hereto;

                    (ii) new Swing Line Documents reflecting the amendment to
                         Section 2.8 executed by Borrowers in form satisfactory to the Swing Line Bank;

                    (iii)Written consents of each of the Sibling Guarantors
                         to the execution, delivery and performance hereof, substantially in the form of Exhibit A to this Amendment; and

                    (iv) Written consent of the Requisite Banks as required
                         under Section 14.2 of the Loan Agreement in the form of Exhibit B to this Amendment.

               b. an amendment fee of .30% (30 basis points) TIMES the Commitments, for the account of the Banks according to their Pro Rata Share.

          16. REPRESENTATION AND WARRANTY. Borrowers represent and warrant to the Managing Agent and the Banks that no Default or Event of Default has occurred and remains continuing.

          17. CONSENT OF PARENT. The execution of this Amendment by Parent shall constitute its consent hereto in its capacity as guarantor under the Parent Guaranty.

          18. CONFIRMATION. In all respects, the terms of the Loan Agreement (as amended hereby) and the other Loan Documents are hereby confirmed.

          IN WITNESS WHEREOF, Borrowers and the Managing Agent have executed this Amendment as of March 21, 1997 by their duly authorized representatives.


                                       PALACE STATION HOTEL & CASINOS, INC.
                                       BOULDER STATION, INC.
                                       TEXAS STATION, INC.
                                       ST. CHARLES RIVERFRONT STATION, INC.
                                       KANSAS CITY STATION CORPORATION


                                       By:  /s/ Glenn C. Christenson
                                            --------------------------------
                                       Glenn C. Christenson
                                       Vice President and
                                       Chief Financial Officer

                                       STATION CASINOS, INC.



                                       By:  /s/ Glenn C. Christenson
                                            --------------------------------
                                       Glenn C. Christenson
                                       Executive Vice President and
                                       Chief Financial Officer

                                       BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION, as Managing Agent



                                       By:  /s/ Scott L. Faber
                                            --------------------------------
                                       Scott L. Faber
                                       Vice President

                             Exhibit A to Amendment

                          CONSENT OF SIBLING GUARANTORS


          Reference is hereby made to that certain Amended and Restated Reducing Revolving Loan Agreement dated as of March 19, 1996 among Palace Station Hotel & Casino, Inc., Boulder Station, Inc., Texas Station, Inc., St. Charles Riverfront, Inc. and Kansas City Station Corporation (collectively, "Borrowers"), Station Casinos, Inc. ("Parent"), the Banks party thereto, Bank of Scotland and Societe Generale, as Co-Agents, and Bank of America National Trust and Savings Association, as Managing Agent, (as amended, the "Loan Agreement").

          Each of the undersigned hereby consents to the execution, delivery and performance by Borrowers, Parent and the Managing Agent of Amendment No. 4 to the Loan Agreement.

          Each of the undersigned represents and warrants to the Managing Agent and the Banks that the Subsidiary Guaranty remains in full force and effect in accordance with its terms.

Dated: March __, 1997

                                       SOUTHWEST GAMING SERVICES, INC.



                                       By:
                                            --------------------------------
                                            Blake L. Sartini
                                            Secretary


                                       SOUTHWEST SERVICES, INC.



                                       By:
                                            --------------------------------
                                            Blake L. Sartini
                                            Secretary

                                       GREEN VALLEY STATION, INC.



                                       By:
                                           ---------------------------------
                                           Glenn C. Christenson
                                           Vice President and Chief Financial
                                           Officer

                             Exhibit B to Amendment

                                 CONSENT OF BANK


          Reference is hereby made to that certain Amended and Restated Reducing Revolving Loan Agreement dated as of March 19, 1996 among Palace Station Hotel & Casino, Inc., Boulder Station, Inc., Texas Station, Inc., St. Charles Riverfront, Inc. and Kansas City Station Corporation (collectively, "Borrowers"), Station Casinos, Inc. ("Parent"), the Banks party thereto, Bank of Scotland and Societe Generale, as Co-Agents, and Bank of America National Trust and Savings Association, as Managing Agent, (as amended, the "Loan Agreement").

          The undersigned Bank hereby consents to the execution and delivery of Amendment No. 4 to Amended and Restated Reducing Revolving Loan Agreement by the Managing Agent on its behalf, substantially in the form of a draft dated on or about March 19, 1997 presented to the undersigned Bank.

Dated: March __, 1997

                                       _________________________________
                                       [Name of Institution]



                                       By: _________________________________

                                       _________________________________
                                       [Printed Name and Title]